Exhibit 99.1

Alliance HealthCard, Inc. Changes Corporate Name to Access Plans, Inc.;
Stock Symbol to Change

NORMAN, OK—(MARKET WIRE)—December 7, 2009—Alliance HealthCard, Inc. (OTC BB:ALHC), a leading membership and insurance marketing company, announced that effective today its corporate name has changed to Access Plans, Inc. Pending final approval expected in the next several days, the Company also plans to implement its proposed change of its stock trading symbol to “ACPL” on the OTC Bulletin Board.

“The name ‘Access Plans, Inc.’ more accurately represents our business activities as a developer and distributor of a wide range of membership plans, discount services, discount healthcare programs and insurance plans,” said Danny Wright, the Company’s Chairman and CEO. “As our new name reflects, we provide access to plans and programs that both create revenue and value for our marketing clients and offer value and savings for our end-user consumers.”

The corporate name change was the result of a reincorporation merger which became effective on December 7, 2009. This merger, which was approved by shareholders, provided for the Company’s reincorporation in Oklahoma, organization of a corporate holding company structure, and effectively changing the corporate name to “Access Plans, Inc.” by merging with and into one of the Company’s wholly-owned subsidiaries. There is no change in the ownership or control of the Company, and there is no required action by shareholders regarding their stock certificates.

New Vision Statement: ‘Valued Benefits for Every Family’
The Company has expanded in recent years both through organic growth and through acquisitions. With its merger in 2007 with Benefit Marketing Solutions and its acquisition of Access Plans USA, Inc. in April 2009, the Company now has three operating divisions: Wholesale Plans, Retail Plans and Insurance Marketing.

“This structure enables us to market a broad range of products that truly meet the needs of every family. Our offerings currently include discounts on medical, dental, pharmacy, vision and other healthcare services; automotive service discounts; grocery and dining discounts; health insurance and supplemental insurance, and other savings programs,” Mr. Wright said. “For this reason, we have adopted the vision statement ‘Valued Benefits for Every Family’.”

About Access Plans, Inc.

Access Plans, Inc. (OTC BB:ALHC) is a leading membership and insurance marketing company with three complementary distribution channels offering multiple opportunities for growth. The Wholesale Plans Division specializes in turnkey, private label membership benefit plans offered through retail outlets including rent-to-own centers. The Retail Plans Division markets healthcare-related discount products and services to consumers through third-party marketers. Program components in both membership plan divisions range from medical, dental and pharmacy discounts to grocery, restaurant, automotive, travel and other consumer discounts. The Insurance Marketing Division comprises America’s Health Care Plans (AHCP), one of the nation’s largest independent agent networks for distributing individual major medical health insurance. For more information, please visit: www.accessplans.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended and pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, general economic conditions, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such speak only as of the date made.

Contact:

Access Plans, Inc.
Robert Hoeffner
405-579-8525
bhoeffner@accessplans.com